Exhibit 4.19

                                     FORM OF

                           IRON MOUNTAIN INCORPORATED

                               GUARANTEE AGREEMENT

                          ----------------------------

                           Dated as of _____ ___, ____

 Certain Sections of this Trust Agreement relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture                                                Trust
  Act Section                                                  Agreement Section

ss.310 (a)(1)..............................................................4.01
       (a)(2)..............................................................4.01
       (a)(3)....................................................Not Applicable
       (a)(4)....................................................Not Applicable
       (a)(5)..............................................................4.01
       (b).................................................................2.08
       (c).......................................................Not Applicable
ss.311 (a)...............................................................2.08(b)
       (b)...............................................................2.08(b)
       (c).......................................................Not Applicable
ss.312...............................................................2.02, 2.07
ss.313 (a).................................................................2.03
       (b).................................................................2.03
       (c).................................................................2.03
       (d).................................................................2.03
ss.314 (a).................................................................2.04
       (b).......................................................Not Applicable
       (c).................................................................2.05
       (d).......................................................Not Applicable
       (e).................................................................1.01
ss.315 (a).................................................................3.02
       (b).................................................................3.01
       (c).................................................................3.02
       (d).................................................................3.02
       (e).......................................................Not Applicable
ss.316 (a)...........................................................5.04, 2.06
       (b).................................................................5.03
       (c).......................................................Not Applicable
ss.317.....................................................................2.01
ss.318 (a).................................................................2.01

----------------------

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Trust Agreement.

                                Table of Contents

                                                                            Page

ARTICLE I  DEFINITIONS.........................................................1
         Section 1.01  Definitions.............................................1

ARTICLE II  TRUST INDENTURE ACT................................................4
    Section 2.01  Trust Indenture Act; Application.............................4
    Section 2.02  Lists of Holders of Preferred Securities.....................5
    Section 2.03  Reports by the Guarantee Trustee.............................5
    Section 2.04  Periodic Reports to the Guarantee Trustee....................5
    Section 2.05  Evidence of Compliance with Conditions Precedent.............5
    Section 2.06  Events of Default; Waiver....................................6
    Section 2.07  Disclosure of Information....................................6
    Section 2.08  Conflicting Interest.........................................6

ARTICLE III  POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE................6
    Section 3.01  Powers and Duties of the Guarantee Trustee...................6
    Section 3.02  Certain Rights and Duties of the Guarantee Trustee...........7
    Section 3.03  Not Responsible for Recitals or Issuance of Guarantee........9
    Section 3.04  The Guarantee Trustee May Own Preferred Securities...........9
    Section 3.05  Moneys Received by the Guarantee Trustee to Be Held in
                    Trust Without Interest.....................................9
    Section 3.06  Compensation and Expenses of Guarantee Trustee...............9

ARTICLE IV  GUARANTEE TRUSTEE.................................................10
    Section 4.01  Qualifications..............................................10
    Section 4.02  Appointment, Removal and Resignation of the
                    Guarantee Trustee.........................................11

ARTICLE V  GUARANTEE..........................................................11
    Section 5.01  Guarantee...................................................11
    Section 5.02  Waiver of Notice............................................11
    Section 5.03  Obligations Not Affected....................................12
    Section 5.04  Enforcement of Guarantee....................................13
    Section 5.05  Guarantee of Payment........................................13
    Section 5.06  Subrogation.................................................13
    Section 5.07  Independent Obligations.....................................13

ARTICLE VI  LIMITATION OF TRANSACTIONS; [SUBORDINATION].......................14
    Section 6.01  Limitation of Transactions..................................14
    Section 6.02  [Subordination..............................................15

ARTICLE VII  TERMINATION......................................................15
    Section 7.01  Termination.................................................15

ARTICLE VIII  LIMITATION OF LIABILITY; INDEMNIFICATION........................15
    Section 8.01  Exculpation.................................................15
    Section 8.02  Indemnification.............................................16
    Section 8.03  Survive Termination.........................................16

                                Table of Contents
                                   (continued)
                                                                            Page


ARTICLE IX  MISCELLANEOUS.....................................................16
    Section 9.01  Successors and Assigns......................................16
    Section 9.02  Amendments..................................................16
    Section 9.03  Notices.....................................................17
    Section 9.04  Genders.....................................................17
    Section 9.05  Benefit.....................................................17
    Section 9.06  Governing Law...............................................17
    Section 9.07  Counterparts................................................18
    Section 9.08  [Exercise of Overallotment Option...........................18
    Section 9.09  Limited Liability...........................................18

         This GUARANTEE AGREEMENT, dated as of __________, ____, is executed and delivered by IRON MOUNTAIN INCORPORATED, a Pennsylvania corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation , as the initial Guarantee Trustee (as defined herein) for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of IM Capital Trust I, a Delaware statutory business trust (the "Issuer").

         WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of ______________, ____, among the trustees of the Issuer named therein, Iron Mountain Incorporated, as Sponsor, and the Holders from time to time of preferred undivided beneficial interests in the assets of the Issuer, the Issuer may issue up to $_____________ aggregate liquidation amount of its _____% [Convertible] Trust Preferred Securities (the "Preferred Securities") representing preferred undivided beneficial interests in its assets and having the terms set forth in the Declaration [, of which $_____________ liquidation amount of Preferred Securities is being issued as of the date hereof. Up to the remaining $______________ liquidation amount of Preferred Securities may be issued by the Issuer if and to the extent that the over-allotment option granted by the Guarantor and the Issuer pursuant to the Underwriting Agreement (as may be defined in the Declaration) is exercised by the Underwriters named in the Underwriting Agreement]; and

         WHEREAS, as incentive for the Holders to purchase Preferred Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time.

                                   ARTICLE I

                                  DEFINITIONS

Section 1.01  Definitions.

         (a) Capitalized terms used in this Guarantee Agreement but not defined in the preamble or recitals above have the respective meanings assigned to them in this Section 1.01.

         (b) A term defined anywhere in this Guarantee Agreement has the same meaning throughout.

         (c) All references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time.

         (d) All references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified.

         (e) A term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires.

         (f) A reference to the singular includes the plural and vice versa.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Business Day" has the meaning set forth in the Declaration.

         "Commission"   means  the  United   States   Securities   and  Exchange
Commission.

         "Declaration" has the meaning set forth in the recitals above.

         "Distributions" means the periodic distributions and other payments payable to Holders in accordance with the terms of the Preferred Securities (as set forth in the Declaration).

         "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payment, any such default shall constitute an Event of Default only if the Guarantor shall have received notice of such default and shall not have cured such default within 60 days after receipt of such notice.

         ["Extension Period" has the meaning set forth in the Indenture.]

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions and the Redemption Price, including all accumulated and unpaid Distributions to the date of redemption, with respect to any Preferred Securities called for redemption by the Issuer but only if and to the extent that in each case the Issuer has fund legally available therefor and (ii) upon a voluntary or involuntary dissolution, winding up or termination of the Issuer (other than in connection with the distribution of Notes to Holders in exchange for Preferred Securities or the redemption of the Preferred Securities in full upon the maturity or redemption of all of the Notes as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer has funds legally available therefor, and (b) the amount of assets of the Issuer remaining legally available for distribution to Holders upon liquidation of the Issuer.

         "Guarantee Trustee" means The Bank of New York, a New York banking corporation , in its capacity as guarantee trustee hereunder, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee

Agreement, and thereafter means each such Successor Guarantee Trustee, in its capacity as guarantee trustee hereunder.

         "Holder" means any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that in determining whether the Holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

         "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, and any officers, directors, shareholders, members, partners, employees, representatives or agents of the Guarantee Trustee.

         "Indenture" means the Indenture dated as of __________ between Iron Mountain Incorporated and The Bank of New York, as trustee, as supplemented by the ________ Supplemental Indenture thereto dated as of _______ __, ____ (the "Supplemental Indenture"), pursuant to which the Notes are to be issued.

         "Majority of Outstanding Preferred Securities" means Holder(s) of outstanding Preferred Securities, voting together as a single class, who are the record owners of more than 50% of the outstanding Preferred Securities.

         "Notes" means the [name of series of Notes issued pursuant to the Indenture] issued to the [Property Trustee/Issuer] by Iron Mountain Incorporated under the Indenture.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board, the President, any Vice Chairman of the Board, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of such Person, and delivered to the Guarantee Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 2.04 shall be the principal executive, financial or accounting officer of the Guarantor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include, where applicable:

                  (i) a statement that the person making such certificate has read such covenant or condition;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

                  (iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         "Person" means a legal person, including any individual, corporation, estate, partnership, limited liability company, joint venture, incorporated or
unincorporated   association,   joint  stock
company, trust, unincorporated organization or government or other agency or political subdivision thereof, or other entity of any kind.

         "Preferred Securities" has the meaning set forth in the recitals above.

         "Property Trustee" means The Bank of New York, as Property Trustee under the Declaration, or any successor trustee that is a financial institution unaffiliated with the Issuer acting as Property Trustee under the Declaration.

         "Redemption Price" means the amount payable on redemption of the Preferred Securities in accordance with the terms of the Preferred Securities.

         "Responsible Officer" means, when used with respect to the Guarantee Trustee, any officer within the corporate trust department of the Guarantee
Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Guarantee Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and, in either case, who shall have direct responsibility for the administration of this Guarantee Agreement.

         "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as a Guarantee Trustee under Section 4.01.

         "Supplemental Indenture" has the meaning specified in the definition of Indenture.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation and the rules and regulations of the Commission promulgated thereunder.

                                   ARTICLE II

                              TRUST INDENTURE ACT

Section 2.01  Trust Indenture Act; Application.

         (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

         (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         (c) The application of the Trust Indenture Act to this Guarantee Agreement shall not affect the nature of the Preferred Securities as equity securities representing preferred undivided beneficial interests in the assets of the Issuer.

Section 2.02  Lists of Holders of Preferred Securities.

         (a) The Guarantor shall provide the Guarantee Trustee (unless the Guarantee Trustee is the registrar of the Preferred Securities) with a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") (i) as of the record date relating to the payment of any Distribution, at least [one] Business Day prior to the date for payment of such Distribution, except while the Preferred Securities are represented by one or more Global Securities, and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request from the Guarantee Trustee for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Guarantee Trustee; provided that in each case the Guarantor shall not be obligated to provide such List of Holders at any time that the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor. The Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in the Lists of Holders given to it; provided that the Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The  Guarantee  Trustee  shall  comply with its  obligations  under
Section 312(b) of the Trust Indenture Act.

Section 2.03  Reports by the Guarantee Trustee.

         Within 60 days after ______ of each year, commencing ______, 200_, the Guarantee Trustee shall deliver to the Holders such reports as are required by
Section 313 of the Trust Indenture Act, if any, in the form, in the manner and at the times provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the other requirements of Section 313 of the Trust Indenture Act. A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Guarantee Trustee with the Guarantor, with each stock exchange or quotation system upon which any Preferred Securities are listed or traded (if so listed or traded) and also with the Commission. The Guarantor agrees to notify the Guarantee Trustee when any Preferred Securities become listed on any stock exchange or quotation system and of any delisting thereof.

Section 2.04  Periodic Reports to the Guarantee Trustee.

         The Guarantor shall provide to the Guarantee Trustee such documents, reports and information (if any) as required by Section 314(a)(1)-(3) of the Trust Indenture Act and the compliance certificates required by Section 314(a)(4) and (c) of the Trust Indenture Act, any such certificates to be provided in the form, in the manner and at the times required by Section 314(a)(4) and (c) of the Trust Indenture Act. Delivery of such reports, information and documents to the Guarantee Trustee is for informational purposes only and the Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

Section 2.05  Evidence of Compliance with Conditions Precedent.

         The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement which relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c) may be given in the form of an Officers' Certificate.

Section 2.06  Events of Default; Waiver.

         (a) The Holders of a Majority of Outstanding Preferred Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default, or impair any right consequent thereon.

         (b) Notwithstanding Section 2.06(a), the right of any Holder to receive payment of the Guarantee Payments in accordance with this Guarantee Agreement, or to institute suit for the enforcement of any such payment, shall not be impaired without the consent of each such Holder.

Section 2.07  Disclosure of Information.

         The disclosure of information as to the names and addresses of the Holders in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

Section 2.08  Conflicting Interest.

         (a) The Declaration shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

         (b) The Guarantee Trustee shall comply with its obligations under Sections 310(b) and 311 of the Trust Indenture Act.

                                  ARTICLE III

                            POWERS, DUTIES AND RIGHTS
                            OF THE GUARANTEE TRUSTEE

Section 3.01  Powers and Duties of the Guarantee Trustee.

         (a) This Guarantee Agreement shall be held by the Guarantee Trustee in trust for the benefit of the Holders. The Guarantee Trustee shall not transfer its right, title and interest in this Guarantee Agreement to any Person except a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Guarantee Trustee or to a Holder exercising his or her rights pursuant to Section 5.04(iv). The right, title and interest of the Guarantee Trustee to this Guarantee Agreement shall vest automatically in each Person who may hereafter be appointed as Guarantee Trustee in accordance with
Article IV. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

         (c) This Guarantee Agreement and all moneys received by the Guarantee Trustee in respect of the Guarantee Payments will not be subject to any right, charge, security interest, lien or claim of any kind in favor of, or for the benefit of, the Guarantee Trustee or its agents or their creditors.

         (d) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default actually known to a Responsible Officer of the Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the List of Holders, notice of all such Events of Default, unless such defaults shall have been cured before the giving of such notice; provided that the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders. The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default except any Event of Default as to which the Guarantee Trustee shall have received written notice or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained written notice of such Event of Default.

         (e) The Guarantee Trustee shall continue to serve as a trustee until a Successor Guarantee Trustee has been appointed and accepted that appointment in accordance with Article IV.

Section 3.02  Certain Rights and Duties of the Guarantee Trustee.

         (a) The Guarantee Trustee, before the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee; and

                           (B) in the  absence  of bad  faith on the part of the
                  Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; provided, however, that in the case of any such certificates or opinions that by any provision hereof or the Trust Indenture Act are specifically required to be furnished to the Guarantee
                  Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement or the Trust Indenture Act, as the case may be;

                  (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority of Outstanding Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                  (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

         (c) Subject to the provisions of Section 3.02(a) and (b):

                  (i) whenever in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate, which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                  (ii) the Guarantee Trustee (A) may consult with counsel (which may be counsel to the Guarantor or any of its Affiliates and may include any of its employees) selected by it in good faith and with due care and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice and opinion, and (B) shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

                  (iii) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the

         Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it in good faith and with due care;

                  (iv) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have offered to the Guarantee Trustee security and indemnity satisfactory to the Guarantee Trustee against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction; provided that nothing contained in this clause (iv) shall relieve the Guarantee Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived) to exercise such of the rights and powers vested in it by this Guarantee Agreement, and to use the same degree of care and skill in this exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

                  (v) any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action; and no third party shall be required to inquire as to the authority of the Guarantee Trustee to so act, or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action; and

                  (vi) the rights, privileges, protections, immunities and benefits given to the Guarantee Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Guarantee Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

                  (vii) the Guarantee Trustee may request that the Guarantor deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Guarantee, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 3.03  Not Responsible for Recitals or Issuance of Guarantee

         The recitals contained in this Guarantee Agreement shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representations as to the validity or sufficiency of this Guarantee Agreement.

Section 3.04  The Guarantee Trustee May Own Preferred Securities.

         The Guarantee Trustee, in its individual or any other capacity, may become the owner or pledgee of Preferred Securities and may otherwise deal with the Guarantor with the same rights it would have if it were not the Guarantee Trustee.

Section 3.05 Moneys Received by the Guarantee Trustee to Be Held in Trust Without Interest.

         All moneys received by the Guarantee Trustee in respect of Guarantee Payments shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Guarantee Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree in writing to pay thereon.

Section 3.06  Compensation and Expenses of Guarantee Trustee.

         The Guarantor covenants and agrees to pay to the Guarantee Trustee from time to time, and the Guarantee Trustee shall be entitled to, such compensation as the Guarantor and the Guarantee Trustee shall from time to time agree in writing (which shall not be limited by any provision of law in regard to the compensation of a Guarantee Trustee of an express trust) for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Guarantee Trustee, and the Guarantor will pay or reimburse the Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any of the provisions of this Guarantee Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Guarantor also covenants to indemnify each of the Guarantee Trustee or any predecessor Guarantee Trustee and their officers, agents, directors and employees for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based upon, measured by, or determined by, the income, profit, franchise or doing business of the Guarantee Trustee) incurred without negligence or bad faith on the part of the Guarantee Trustee and arising out of or in connection with services rendered in accordance with this Guarantee Agreement, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Guarantor, any Holder or any other Person) of liability in the premises. The provisions of this
Section 3.06 shall survive the termination of this Guarantee Agreement and resignation or removal of the Guarantee Trustee.

                                   ARTICLE IV

                                GUARANTEE TRUSTEE

Section 4.01  Qualifications.

         There shall at all times be a Guarantee Trustee that shall:

                  (i) not be an Affiliate of the Guarantor; and

                  (ii) be a national banking association or corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this clause (ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Guarantee Trustee shall cease to satisfy the requirements of clauses
         (i) and (ii) above, the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02. If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and the Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 4.02  Appointment, Removal and Resignation of the Guarantee Trustee.

         (a) Subject to Section 4.02(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

         (b) The  Guarantee  Trustee  shall not be  removed in  accordance  with
Section 4.02(a) until a Successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01 has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor and the Guarantee Trustee being removed.

         (c) The Guarantee Trustee appointed to office shall hold office until its successor shall have been appointed or until its removal or resignation.

         (d) The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument (a "Resignation Request") in writing signed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that no such resignation of the Guarantee Trustee shall be effective until a Successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01 has been appointed and has accepted such appointment by instrument executed by such Successor
Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

         (e) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Guarantor of a Resignation Request, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon after such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                                   ARTICLE V

                                   GUARANTEE

Section 5.01  Guarantee.

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or to the Guarantee Trustee for remittance to the Holders or by causing the Issuer to pay such amounts to the Holders.

Section 5.02  Waiver of Notice.

         The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands. Notwithstanding anything to the contrary herein, the Guarantor retains all of its rights under the Indenture to extend the interest payment period on the Notes and the Guarantor shall not be obligated hereunder to make any Guarantee Payment during any [Extension Period] (as defined in the Supplemental Indenture) with respect to the Distributions on the Preferred Securities.

Section 5.03  Obligations Not Affected.

         The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

         (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that result from any [Extension Period]), Redemption Price, Liquidation Distribution (as may be defined in the Declaration) or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions that result from any [Extension Period]);

         (c) any failure, omission, delay or lack of diligence on the part of the Guarantee Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Guarantee Trustee or the Holders pursuant to the terms hereof or of the Preferred Securities, respectively, or any action on the part of the Issuer granting indulgence or extension of any kind;

         (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

         (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

         (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

         (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Guarantee Trustee or the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

Section 5.04  Enforcement of Guarantee.

         The Guarantor and the Guarantee Trustee expressly acknowledge and agree that (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) Holders representing not less than a Majority of Outstanding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or other power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) if the Guarantee
Trustee fails to enforce this Guarantee Agreement as provided in clauses (ii) and (iii) above, any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder may directly institute a proceeding against the Guarantor for enforcement of this Guarantee Agreement for such payment without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person.

Section 5.05  Guarantee of Payment.

         This Guarantee Agreement creates a guarantee of payment and not merely of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon the distribution of the Notes to the Holders as provided in the Declaration.

Section 5.06  Subrogation.

         The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders or to the Guarantee Trustee for remittance to the Holders.

Section 5.07  Independent Obligations.

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.03 hereof.

                                   ARTICLE VI

                  LIMITATION OF TRANSACTIONS; [SUBORDINATION]

Section 6.01  Limitation of Transactions.

         So long as any Preferred Securities remain outstanding, and if at such time (i) the Guarantor shall be in default with respect to its Guarantee Payments or other payment obligations hereunder, (ii) there shall have occurred and be continuing any Trust Enforcement Event under the Declaration or (iii) the Guarantor shall have given notice of its election of an [Extension Period] and such period, or any extension thereof, is continuing, the Guarantor shall not
(1) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with, or junior in interest to, the Notes in the right of payment issued by the Guarantor, [except, in the case of an [Extension Period], payments as contemplated under the Indenture], or make any guarantee payments with respect to any guarantee by the Guarantor of any debt of any of its subsidiaries if such guarantee ranks equally with or junior to the Notes in right of payment, [except, in the case of an [Extension Period], payments as contemplated under the Indenture,] or (2) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Guarantor's capital stock, except, in each of cases (1) and (2), nothing contained herein shall prevent the Guarantor from (a) purchasing or acquiring its capital stock in satisfaction of its obligations under any benefit plans for the Guarantor and the Guarantor's subsidiaries' directors, officers or employees or under any dividend reinvestment plans, or pursuant to any contract or security outstanding [on the first day of any [Extension Period] requiring us to purchase our capital stock] (other than a contract or security ranking expressly by its terms on a parity with or junior to the Notes), (b) effecting the reclassification of the Guarantor's capital stock, or any exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (c) purchasing of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) declaring dividends or distributions in the Guarantor's capital stock where the dividend stock is the same stock as that on which the dividend is being paid; (e) making any declaration of a dividend in connection with the implementation of a shareholder's rights plan, or the issuance of shares under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; and
(f) making any payments under this Guarantee. In addition, so long as any Preferred Securities remain outstanding, the Guarantor (i) will remain the sole direct or indirect owner of all of the outstanding Common Securities and shall not cause or permit the Common Securities to be transferred except to the extent such transfer is permitted under Section 7.9 of the Declaration; provided that any permitted successor of the Guarantor under the Indenture may succeed to the Guarantor's direct or indirect ownership of the Common Securities and (ii) will use reasonable efforts to cause the Issuer to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of Notes as provided in the Declaration.

Section 6.02  [Subordination.  If applicable:

         This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor and any guarantees of the Guarantor relating to such liabilities, except in each case those made pari passu or subordinate by their terms, and (ii) senior to all capital stock (other than the most senior preferred stock issued from time to time, if any, by the Guarantor, which preferred stock will rank pari passu with this Guarantee Agreement) and to any guarantee now or hereafter entered into by the Guarantor in respect of any of its capital stock (other than the most senior preferred stock issued by the guarantor) now or hereafter issued by the Guarantor. The Guarantor's obligations under this Guarantee Agreement will rank pari passu with respect to obligations under other securities (other than capital stock) the Guarantor may issue from time to time and other guarantee agreements which it may enter into from time to time to the extent that (i) such agreements shall provide for comparable guarantees by the Guarantor of payment on preferred securities issued by other trusts, partnerships or other entities affiliated with the Guarantor that are financing vehicles of the Guarantor and (ii) the notes or other evidences of indebtedness of the Guarantor relating to such preferred securities are subordinated, unsecured indebtedness of the Guarantor.]

                                  ARTICLE VII

                                  TERMINATION

Section 7.01  Termination.

         This Guarantee Agreement shall terminate and be of no further force and effect (i) upon full payment of the Redemption Price of all Preferred Securities, (ii) upon the distribution of the Notes [, or any securities in to which such Notes are convertible,] to Holders and holders of Common Securities in exchange for all of the Preferred Securities and Common Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Preferred Securities or under this Guarantee Agreement.

                                  ARTICLE VIII

                    LIMITATION OF LIABILITY; INDEMNIFICATION

Section 8.01  Exculpation.

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Holder for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

Section 8.02  Indemnification.

         To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

Section 8.03  Survive Termination.

         The provisions of Sections 8.01 and 8.02 shall survive the termination of this Guarantee Agreement or the resignation or removal of the Guarantee Trustee.

                                   ARTICLE IX

                                  MISCELLANEOUS

Section 9.01  Successors and Assigns.

         All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assignees, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Guarantee Trustee and the Holders then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article X of the Indenture, the Guarantor shall not assign its obligations hereunder.

Section 9.02  Amendments.

         Except with respect to any changes which do not adversely affect the rights of Holders in any material respect (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Guarantor, the Guarantee Trustee and the Holders of not less than a Majority of Outstanding Preferred Securities. The provisions of Section [ ] of the Declaration concerning meetings, and actions by written consent without a meeting, of Holders shall apply to the giving of such approval.

Section 9.03  Notices.

         Any notice, request or other communication required or permitted to be given hereunder shall be in writing, in English, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

         (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders:

                                    Iron Mountain Incorporated
                                    745 Atlantic Avenue
                                    Boston, Massachusetts  02111
                                    Attention:  General Counsel

         (b) if given to the Guarantee Trustee, to the address set forth below or such other address as the Guarantee Trustee may give notice of to the
Holders:

                                    The Bank of New York
                                    101 Barclay Street
                                    Floor 21 West
                                    New York, New York  10286
                                    Attention: Corporate Trust Administration

         (c) if given to any Holder, at the address set forth on the books and records of the Issuer.

         All notices hereunder shall be deemed to have been given when (i) received in person, (ii) telecopied with receipt confirmed, or (iii) mailed by first class mail, postage prepaid, when received, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

Section 9.04  Genders.

         The masculine, feminine and neuter genders used herein shall include the masculine, feminine and neuter genders.

Section 9.05 Benefit.

         This Guarantee Agreement is solely for the benefit of the Guarantee Trustee and the Holders and, subject to Section 3.01(a), is not separately transferable from the Preferred Securities.

Section 9.06  Governing Law.

THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

Section 9.07  Counterparts.

         This Guarantee Agreement may be executed in counterparts, each of which shall be an original; but such counterparts shall together constitute one and the same instrument.

Section 9.08  [Exercise of Overallotment Option.

         If and to the extent that Preferred Securities are issued by the Issuer upon exercise of the overallotment option referred to in the first WHEREAS clause, the Guarantor agrees to give prompt notice thereof to the Guarantee Trustee but the failure to give such notice shall not relieve the Guarantor of any of its obligations hereunder.]

Section 9.09  Limited Liability.

         Neither the Guarantee Trustee nor the Holders, in their capacities as such, shall be personally liable for any liabilities or obligations of the Guarantor arising out of this Guarantee Agreement. The parties further hereby agree that the Holders, in their capacities as such, shall be entitled to the same limitation of personal liability extended to the stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

Section 9.10  Waiver of Jury Trial.

         The Guarantor and the Guarantee Trustee hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Guarantee, the Securities or the transactions contemplated hereby.



                  [Remainder of Page Intentionally Left Blank]

         THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                        IRON MOUNTAIN INCORPORATED


                                        By:
                                           -----------------------------------
                                             Name:
                                             Title:


                                        THE BANK OF NEW YORK
                                        as Guarantee Trustee


                                        By:
                                           -----------------------------------
                                             Name:
                                             Title: